Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


           We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 31, 2000, with respect to the financial statements and schedule of PNY Technologies, Inc. included in the Registration Statement (Form S-1) and related Prospectus of PNY Technologies, Inc. dated August 21, 2000 for the registration of shares of its common stock.


                                                /s/ Ernst & Young LLP

MetroPark, New Jersey
August 21, 2000